Exhibit 99.1

NEWS

FOR RELEASE: August 4, 2004

Charter Announces Resignation of Chief Financial Officer

St. Louis - Charter Communications, Inc. (Nasdaq: CHTR) today announced the resignation of Michael P. Huseby, Executive Vice President and Chief Financial Officer, effective August 20, 2004. Mr. Huseby is leaving Charter to become Executive Vice President and Chief Financial Officer of Cablevision Systems Corp. Mr. Huseby and Charter will work together to ensure the orderly transfer of his responsibilities to a replacement, who is expected to be named shortly.

About Charter Communications

Charter Communications, Inc., a broadband communications company, provides a full range of advanced broadband services to the home, including cable television on an advanced digital video programming platform via Charter Digital™ and Charter High-Speed™ Internet service. Charter also provides business-to-business video, data and Internet protocol (IP) solutions through Charter Business™. Advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at www.charter.com.

Contact:

Press:

Dave Mack
303/323-1392

Analysts:

Tamar Gerber
303/323-1383

Mary Jo Moehle
314/543-2397